Exhibit 10.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

RIVAL TECHNOLOGIES, INC.

SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: December 9, 2009	Original Principal Amount: U.S. $659,441.62

FOR VALUE RECEIVED, RIVAL TECHNOLOGIES, INC., a Nevada corporation (the “Maker”), hereby promises to pay to the order of EPSOM INVESTMENT SERVICES NV, a Nevis corporation (the “Payee”) the amount set out above as the Original Principal Amount (as may be reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due upon the Maturity Date (as defined below) on any acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at a rate per annum equal to the Interest Rate (as defined below), from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable on the Maturity Date, or by acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).  Certain capitalized terms used herein are defined in Paragraph 28.

The Note hereby secured is given in renewal and extension of the sum of $659,441.62 left owing and unpaid by the Maker upon that certain promissory note in the original principal sum of $500,000.00 dated August 1, 2007, executed by the Maker and payable to order of the Payee, and that certain promissory note in the original principal sum of $100,000.00 dated June 30, 2009, executed by the Maker and payable to order of the Payee.

1.

Payments of Principal; Maturity.  On demand (the “Maturity Date”), the Maker shall pay to the Payee an amount equal to the Principal and the accrued Interest.  The Maturity Date may be extended at the option of the Payee.

2.

Interest; Interest Rate.  Interest on this Note shall accrue at the rate of 10 percent per annum, commencing on the Issuance Date and shall be computed on the basis of a 360-day year and actual days elapsed, unless the maximum legal interest rate would thereby be exceeded, in which event, to the extent necessary to avoid exceeding such maximum rate, interest shall be computed on the basis of the actual number of days elapsed in the applicable calendar year in which it accrued.  It is the intention of the Maker and the Payee to conform strictly to applicable usury laws.  It is therefore agreed that (a) the aggregate of all Interest and other charges constituting Interest under applicable law and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall never exceed the maximum amount of Interest, nor produce a rate in excess of the maximum contract rate of Interest the Payee may charge the Maker under applicable law and in regard to which the Maker may not successfully assert the claim or defense of usury, and (b) if any excess Interest is provided for, it shall be deemed a mistake and the same shall be refunded to the Maker or credited on the unpaid Principal balance hereof and this Note shall be automatically deemed reformed so as to permit only the collection of the maximum legal contract rate and amount of Interest.

3.

Conversion of this Note.  This Note shall be convertible into shares of common stock of the Maker, no par value per share (the “Common Stock”), on the terms and conditions set forth in this Paragraph 3.

(a)

Conversion Right.  Subject to the provisions of Paragraph 3(d), at any time or times on or after the Issuance Date, the Payee shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Paragraph 3(c), at the Conversion Rate (as defined below).  The Maker shall not issue any fraction of a share of Common Stock upon any conversion.  If the issuance would result in the issuance of a fraction of a share of Common Stock, the Maker shall round such fraction of a share of Common Stock up to the nearest whole share.  The Maker shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount.

(b)

Conversion Rate.  The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Paragraph 3(a) shall be determined by dividing (x) the Conversion Amount by (y) the Conversion Price then in effect (the “Conversion Rate”).

(i)

“Conversion Amount” means the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made.

(ii)

“Conversion Price” means the Closing Sale Price of the Common Stock on the last Trading Day prior to the date the Payee provides the Maker with notice of conversion.

(c)

Mechanics of Conversion.

(i)

Optional Conversion.  To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Payee shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion (the “Conversion Notice”) to the Maker, and (B) if required by Paragraph 3(c)(iv), surrender this Note to a nationally recognized overnight delivery service for delivery to the Maker (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).  On or before the next Trading Day following the date of receipt of a Conversion Notice, the Maker shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Payee and the Transfer Agent.  On or before the second (2 nd) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Maker shall (1) (X) provided that the Transfer Agent is participating in the Fast Automated Securities Transfer Program of DTC credit such aggregate number of shares of Common Stock to which the Payee shall be entitled to the Payee’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Payee or its designee, for the number of shares of Common Stock to which the Payee shall be entitled, and (2) pay to the Payee in cash an amount equal to the accrued and unpaid Interest on the Conversion Amount up to and including the Conversion Date.  If this Note is physically surrendered for conversion as required by Paragraph 3(c)(iv) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Maker shall as soon as practicable and in no event later than three Business Days after receipt of this Note and at its own expense, issue and deliver to the Payee a new Note (in accordance with Paragraph 18(d)) representing the outstanding Principal not converted.  The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii)

Maker’s Failure to Timely Convert.  If within three Trading Days after the Maker’s receipt of the facsimile copy of a Conversion Notice the Maker shall fail to issue and deliver a certificate to the Payee or credit the Payee’s balance account with DTC for the number of shares of Common Stock to which the Payee is entitled upon the Payee’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day, the Payee purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Payee of Common Stock issuable upon such conversion that the Payee anticipated receiving from the Maker (a “Buy-In”), then the Maker shall, within three Business Days after the Payee’s request and in the Payee’s sole discretion, either (A) pay cash to the Payee in an amount equal to the Payee’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Maker’s obligation to deliver such certificate (and to issue Common Stock) shall terminate, or (B) promptly honor its obligation to deliver to the Payee a certificate or certificates representing Common Stock and pay cash to the Payee in an amount equal to the excess (if any) of the Buy-In Price over the product of (1) such number of shares of Common Stock, times (2) the Closing Bid Price on the Conversion Date.

(d)

Registration; Book-Entry.  The Maker shall maintain a register (the “Register”) for the recordation of the name and addressee of the Payee and the principal amount of the Note held by the Payee (the “Registered

Note”).  The entries in the Register shall be conclusive and binding for all purposes absent manifest error.  The Maker and the Payee shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest hereunder, notwithstanding notice to the contrary.  A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register.  Upon its receipt of a request to assign or sell all or part of any Registered Note by the Payee, the Maker shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Paragraph 17.  Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Payee shall not be required to physically surrender this Note to the Maker unless (A) the full Conversion Amount represented by this Note is being converted, or (B) the Payee has provided the Maker with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note.  The Payee and the Maker shall maintain records showing the Principal and Interest and the dates of any conversions or shall use such other method, reasonably satisfactory to the Payee and the Maker, so as not to require physical surrender of this Note upon conversion.

(e)

Legends.  The Payee understands that the certificates or other instruments representing the Note and, until such time as the resale of the Conversion Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY.

The legend set forth above shall be removed and the Maker shall issue a certificate without such legend to the holder of the securities upon which it is stamped, or issue to such holder by electronic delivery at the applicable balance account at DTC, unless otherwise required by state securities laws, if: (i) such securities are registered for resale under the Securities Act of 1933, as amended (the “Securities Act”), (ii) in connection with a sale, assignment or other transfer, such holder provides the Maker with an opinion of counsel, in a form reasonably acceptable to the Maker, to the effect that such sale, assignment or transfer of the securities may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Maker with reasonable assurance that the securities can be sold, assigned or transferred pursuant to Rule 144, promulgated pursuant to the Securities Act.

4.

Events of Default.  Each of the following events shall constitute an “Event of Default:”

(a)

The suspension from trading or failure of the Common Stock to be listed on the Principal Market or on an Eligible Market for a period of five consecutive Trading Days or for more than an aggregate of 10 Trading Days in any 365-day period;

(b)

The Maker’s (i) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within 10 Business Days after the applicable Conversion Date, or (ii) written notice to the Payee, including by way of public announcement or through any of its authorized agents, at any time, of its intention not to comply with a request for conversion of the Note into shares of Common Stock that is tendered in accordance with the provisions of this Note;

(c)

At any time following the tenth consecutive Business Day that the Payee’s Authorized Share Allocation is less than the number of shares of Common Stock that the Payee would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Paragraph 3(d) or otherwise);

(d)

The Maker’s failure to pay to the Payee any amount of Principal or Interest, or other amounts when and as due under this Note, or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby to which the Payee is a party;

(e)

The Maker or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing that it is generally unable to pay its debts as they become due;

(f)

A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Maker or any of its Subsidiaries in an involuntary case, (ii) appoints a Custodian of the Maker or any of its Subsidiaries, or (iii) orders the liquidation of the Maker or any of its Subsidiaries;

(g)

A final judgment or judgments for the payment of money aggregating in excess of $10,000 are rendered against the Maker or any of its Subsidiaries and which judgments are not, within 60 days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $10,000 amount set forth above so long as the Maker provides the Payee a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Payee) to the effect that such judgment is covered by insurance or an indemnity and the Maker will receive the proceeds of such insurance or indemnity within 30 days of the issuance of such judgment;

(h)

The Maker breaches any representation, warranty, covenant or other term or condition of the Security Agreement or this Note, except, in the case of a breach of a covenant which is curable and cured within 10 Business Days;

(i)

Any breach or failure in any respect to comply with (i) Paragraph 15 of this Note, or (ii) any of the Potential Partner Conditions;

(j)

To the knowledge of the Maker, the SEC commencing either a formal or informal investigation of the Maker and/or its Subsidiaries, which has not been concluded in the Maker’s favor within 120 days;

(k)

The inability of the Common Stock to be transferred with DTC through the Deposit Withdrawal Agent Commission system; or

(l)

The Security Agreement shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms thereof, first priority lien in favor of the Payee on any Collateral (as defined in the Security Agreement) purported to be covered thereby.

5.

Rights Upon Fundamental Transaction and Change of Control.

(a)

Assumption.  The Maker shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Maker under this Note and the other Transaction Documents in accordance with the provisions of this Paragraph 5(a) pursuant to written agreements in form and substance satisfactory to the Payee and approved by the Payee prior to such Fundamental Transaction, including agreements to deliver to the Payee in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the Principal and the Interest rates of this Note, having similar conversion rights, and having similar ranking to this Note, and satisfactory to the Payee, and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market.  Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Maker” shall refer instead to the Successor Entity), and may exercise every right and power of the

Maker and shall assume all of the obligations of the Maker under this Note with the same effect as if the Successor Entity had been named as the Maker herein.  Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Payee confirmation that there shall be issued upon conversion or payment of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of this Note prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Note.  The provisions of this Paragraph shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion of this Note.

(b)

Change of Control Redemption Right.  No sooner than 15 days nor later than 10 days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Maker shall deliver written notice thereof via facsimile and overnight courier to the Payee (a “Change of Control Notice”).  At any time during the period beginning after the Payee’s receipt of a Change of Control Notice and ending 10 Trading Days after the consummation of such Change of Control, the Payee may require the Maker to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Maker, which Change of Control Redemption Notice shall indicate the Conversion Amount the Payee is electing to be redeemed.  The portion of this Note subject to redemption pursuant to this Paragraph 5 shall be redeemed by the Maker in cash at the a price equal to the greater of (i) the product of the Change of Control Premium and the product of (x) the sum of the Conversion Amount being redeemed and any accrued and unpaid Interest with respect to such Conversion Amount and (y) the quotient determined by dividing (A) the Closing Sale Price of the Common Stock immediately following the public announcement of such proposed Change of Control by (B) the Conversion Price and (ii) 150% of the sum of the Conversion Amount being redeemed and any accrued and unpaid Interest with respect to such Conversion Amount subject to such Change of Control Redemption (the “Change of Control Redemption Price”).  Redemptions required by this Paragraph 5 shall be made in accordance with the provisions of Paragraph 15 and shall have priority to payments to shareholders in connection with a Change of Control.  To the extent redemptions required by this Paragraph 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of this Note by the Maker, such redemptions shall be deemed to be voluntary prepayments.  Notwithstanding anything to the contrary in this Paragraph 5, until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Paragraph 5(c) may be converted, in whole or in part, by the Payee into shares of Common Stock, or in the event the Conversion Date is after the consummation of the Change of Control, shares of publicly traded common stock (or their equivalent) of the Successor Entity pursuant to Paragraph 3.  The parties hereto agree that in the event of the Maker’s redemption of any portion of this Note under this Paragraph 5(b), the Payee’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Payee.  Accordingly, any redemption premium due under this Paragraph 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Payee’s actual loss of its investment opportunity and not as a penalty.

6.

Rights Upon Issuance of Purchase Rights and Other Corporate Events.

(a)

Purchase Rights.  If at any time the Maker grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Payee will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Payee could have acquired if the Payee had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)

Other Corporate Events.  In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Maker shall make appropriate provision to ensure that the Payee will thereafter have the right to receive upon conversion of this Note, at the Payee’s option, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Payee would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Payee upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note), or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Payee would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate.  Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Payee.  The provisions of this Paragraph shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

7.

Rights Upon Issuance of Other Securities.

(a)

Adjustment of Conversion Price upon Issuance of Common Stock.  If at any time after the Issuance Date, the Maker issues or sells, or in accordance with this Paragraph 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Maker, but excluding shares of Common Stock deemed to have been issued or sold by the Maker in connection with any Excluded Security) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to the New Issuance Price.  For purposes of determining the adjusted Conversion Price under this Paragraph 7(a), the following shall be applicable:

(i)

Issuance of Options.  If the Maker in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then all of such shares of Common Stock underlying such Option shall be deemed to be outstanding and to have been issued and sold by the Maker at the time of the granting or sale of such Option for such price per share.  For purposes of this Paragraph 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Maker with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii)

Issuance of Convertible Securities.  If the Maker in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then all shares of Common Stock issuable upon conversion of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Maker at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Paragraph 7(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Maker with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security.  No further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Paragraph 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)

Change in Option Price or Rate of Conversion.  If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion,  exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.  For purposes of this Paragraph 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Issuance Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change.  No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)

Calculation of Consideration Received.  In case any Option is issued in connection with the issue or sale of other securities of the Maker, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Maker.  If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Maker therefor.  If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Maker will be the fair value of such consideration as determined in good faith by the Board of Directors of the Maker, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Maker will be the Closing Sale Price of such publicly traded securities on the date of receipt.  If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Maker is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be.  The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Maker and the Payee.  If such parties are unable to reach agreement within 10 days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Maker and the Payee.  The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Maker.

(v)

Record Date.  If the Maker takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities, or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b)

Adjustment of Conversion Price upon Subdivision or Combination of Common Stock.  If the Maker at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced.  If the Maker at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c)

Other Events.  If any event occurs of the type contemplated by the provisions of this Paragraph 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Maker’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Payee under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Paragraph 7.

8.

Maker’s Right of Redemption.  For as long as no Event of Default has occurred and is continuing, the Maker at its option shall have the right to redeem and prepay this Note, in whole or in part, at any time without any penalty.

9.

Security.  This Note is secured to the extent and in the manner set forth in that certain Security Agreement executed by the Maker and the Payee on even date herewith (the “Security Agreement”).

10.

Noncircumvention.  The Maker hereby covenants and agrees that the Maker will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all reasonable action as may be required to protect the rights of the Payee of this Note.

11.

Reservation of Authorized Shares.

(a)

Reservation.  The Maker initially shall reserve out of its authorized and unissued Common Stock a number of shares of Common Stock equal to 175% of the Conversion Rate with respect to the Conversion Amount of this Note as of the Issuance Date.  So long as this Note is outstanding, the Maker shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, 175% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of this Note; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved pursuant to the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”).  The initial number of shares of Common Stock reserved for conversions of this Note and each increase in the number of shares so reserved shall be allocated pro rata among the Payee based on the principal amount of this Note held by the Payee and any transferee of this Note or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”).  In the event that the Payee shall sell or otherwise transfer any of this Note, each transferee shall be allocated a pro rata portion of the Payee’s Authorized Share Allocation.  Any shares of Common Stock reserved and allocated to any Person which ceases to hold this Note shall be allocated to the remaining holders of this Note, pro rata based on the principal amount of this Note then held by such holders.

(b)

Insufficient Authorized Shares.  If at any time while any of this Note remains outstanding the Maker does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of this Note at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Maker shall immediately take all action necessary to increase the Maker’s authorized shares of Common Stock to an amount sufficient to allow the Maker to reserve the Required Reserve Amount for this Note then outstanding.  Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 45 days after the occurrence of such Authorized Share Failure, the Maker shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock.  In connection with such meeting, the Maker shall provide each shareholder with a proxy or information statement and shall use its best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal.

12.

Payee’s Redemptions.  The Maker shall deliver the applicable Event of Default Redemption Price to the Payee within five Business Days after the Maker’s receipt of the Payee’s Event of Default Redemption Notice.  If the Payee has submitted a Change of Control Redemption Notice in accordance with Paragraph 5(b), the Maker shall deliver the applicable Change of Control Redemption Price to the Payee concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five Business Days after the Maker’s receipt of such notice otherwise. If the Payee has submitted a Financing Transaction Redemption Notice, the Maker shall deliver the applicable Maker Redemption Price within five Business Days after the Maker’s receipt of such notice.  In the event of a redemption of less than all of the Conversion Amount of this Note, the Maker shall promptly cause to be issued and delivered to the Payee a new Note (in accordance with Paragraph 18(d)) representing the outstanding Principal which has not been redeemed.  In the event that the Maker does not pay the applicable Redemption Price to the Payee within the time period required, at any time thereafter and until the Maker pays such unpaid Redemption Price in full, the Payee shall have the option, in lieu of redemption, to require the Maker to promptly return to the Payee all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price has not been paid.  Upon the Maker’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Maker shall immediately return this Note, or issue a new Note (in accordance with Paragraph 18(d)) to the Payee representing the sum of such Conversion Amount to be redeemed together with accrued and unpaid Interest with respect to such Conversion Amount and (z) the Conversion Price of this Note or such new Note shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the applicable Redemption Notice is voided and (B) the lowest Closing Bid Price during the period beginning on and including the date on which the applicable Redemption Notice is delivered to the Maker and ending on and including the date on which the applicable Redemption Notice is voided.

13.

Restriction on Redemption and Cash Dividends.  Until the Note has been converted, redeemed or otherwise satisfied in accordance with the terms hereof, the Maker shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on its capital stock without the prior express written consent of the Payee.

14.

Voting Rights.  The Payee shall have no voting rights as the holder of this Note, except as required by law, including but not limited to the Nevada Revised Statutes, and as expressly provided in this Note.

15.

Covenants of the Maker.

(a)

Senior Rank.  This Note shall be senior to all other Indebtedness of the Maker and its Subsidiaries.

(b)

Incurrence of Indebtedness.  So long as this Note is outstanding, the Maker shall not, and the Maker shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note, and (ii) Permitted Indebtedness.

(c)

Existence of Liens.  So long as this Note is outstanding, the Maker shall not, and the Maker shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Maker or any of its Subsidiaries (collectively, the “Liens”) other than Permitted Liens.

(d)

Restricted Payments.  The Maker shall not, and the Maker shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(e)

Sales of Equity Securities.  The Maker will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity or Common Stock Equivalents, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of common equity of the Maker, without the prior written consent of the Payee.

(f)

Internal Accounting and Disclosure Controls.  The Maker and each of its Subsidiaries shall maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference (the “Internal Accounting Controls”).  To the best of its knowledge, the Maker maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are reasonably effective in ensuring that information required to be disclosed by the Maker in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Maker in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Maker’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

(g)

Dispositions.  So long as any of the Obligations are outstanding, the Maker shall not, and the Maker shall not permit any of its Subsidiaries to, convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing); provided, however, that the Maker and its Subsidiaries may (i) sell inventory in the ordinary course of business, (ii) dispose of obsolete or worn-out equipment in the ordinary course of business, and (iii) dispose of the non-core assets.

(h)

Additional Collateral Security.  The Maker shall cause each Subsidiary of the Maker or any such Subsidiary not in existence on the Issuance Date, to execute and deliver to the Payee promptly and in any event within five Business Days after the formation, acquisition or change in status thereof (i) a Security Agreement and (ii) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Payee in order to create, perfect, establish the first priority of (subject to Permitted Liens) or otherwise protect any Lien purported to be covered by any such Security Agreement or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the this Note and that all property and assets of such Subsidiary shall become Collateral for the Obligations.

(i)

No Change in Capital Structure or Corporate Charter.  The Maker shall not make any change in its the Articles of Incorporation or Bylaws or authorized capital stock without first obtaining the written consent of the Payee, which may be withheld in its sole and unfettered discretion.

(j)

Changes in the Board of Directors and Management of the Maker.  The Payee may require that the Maker shall make changes to the Maker’s Board of Directors and officers at such time as the Payee may direct in its sole and unfettered discretion.  To that end, the Maker has delivered to the Payee written resignations of all current officers and members of the Board of Directors of the Maker, which resignations state that such persons will resign their respective positions at such time as the Payee may choose to accept.  During the term of this Note, if any additional officers and directors of the Maker are appointed or elected, each such additional officer and director shall execute a resignation which states that such person will resign his position at such time as the Payee may choose to accept.  In addition, the current directors of the Maker have passed a resolution of the Board of Directors of the Maker appointing to the Board of the Directors of the Maker those persons selected by the Payee, which persons shall constitute a majority of the Board of Directors of the Maker, which resolution will take effect immediately before the resignations of the members of the Board of the Maker as demanded by the Payee.

16.

Vote to Issue, or Change the Terms of the Note.  The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Payee shall be required for any change or amendment to this Note.  In no event shall any amendment, modification or waiver be made to this Note which would adversely affect the Payee without the written consent of the Payee.

17.

Transfer.  The Payee acknowledges and agrees that this Note may only be offered, sold, assigned or transferred by the Payee without the consent of the Maker, provided that the provisions of this Agreement are complied with in all respects.

18.

Reissuance of this Note.

(a)

Transfer.  If this Note is to be transferred, the Payee shall surrender this Note to the Maker, whereupon the Maker will issue, promptly following the satisfaction of the provisions of this Agreement, and deliver upon the order of the Payee a new Note (in accordance with Paragraph 18(d)), in the name of the validly registered assigns or transferee, representing the outstanding Principal being transferred by the Payee and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Paragraph 18(d)) to the

Payee representing the outstanding Principal not being transferred.  The Payee and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Paragraph 3(c)(iii) and this Paragraph 18(a), following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)

Lost, Stolen or Mutilated Note.  Upon receipt by the Maker of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Payee to the Maker in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Maker shall execute and deliver to the Payee a new Note (in accordance with Paragraph 18(d)) representing the outstanding Principal.

(c)

Note Exchangeable for Different Denominations.  This Note is exchangeable, upon the surrender hereof by the Payee at the principal office of the Maker, for a new Note or Notes (in accordance with Paragraph 18(d) and in principal amounts of at least $25,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Payee at the time of such surrender.

(d)

Issuance of New Notes.  Whenever the Maker is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Paragraph 18(a) or Paragraph 18(c), the Principal designated by the Payee which, when added to the Principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest on the Principal, from the Issuance Date.

19.

Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the Security Agreement at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Payee’s right to pursue actual and consequential damages for any failure by the Maker to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof).  The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Payee and that the remedy at law for any such breach may be inadequate.  The Maker therefore agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

20.

Payment of Collection, Enforcement and Other Costs.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Payee otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, or (b) there occurs any bankruptcy, reorganization, receivership of the Maker or other proceedings affecting the Maker’s creditors’ rights and involving a claim under this Note, then the Maker shall pay the costs incurred by the Payee for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

21.

Construction; Headings.  This Note shall be deemed to be jointly drafted by the Maker and the Payee and shall not be construed against any person as the drafter hereof.  The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

22.

Failure or Indulgence Not Waiver.  No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

23.

Dispute Resolution.  In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price, the Average Market Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate or any Redemption Price, the Maker shall submit the disputed determinations or arithmetic calculations via facsimile within one Business Day of receipt of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Payee.  If the Payee and the Maker are unable to agree upon such determination or calculation within one Business Day of such disputed determination or arithmetic calculation being submitted to the Payee, then the Maker shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price, the Average Market Price or the Weighted Average Price to an independent, reputable investment bank selected by the Maker and approved by the Payee (such approval not to be unreasonably withheld or delayed), or (b) the disputed arithmetic calculation of the Conversion Rate or any Redemption Price to the Maker’s independent, outside accountant.  The Maker, at the Maker’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Maker and the Payee of the results no later than five Business Days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

24.

Notices; Payments.

(a)

Notices.  All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission, or, if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, with postage prepaid and addressed to the party to receive same, if to the Maker, addressed to Mr. Douglas B. Thomas at 375 N. Stephanie Street, Suite 1411, Henderson, Nevada 89014, telephone (702) 990-0884 and email info@rvti.com; and if to the Payee, addressed to Mr. David Craven at World Trade Center 10, Route De L’aeroport, CH 1215 Geneva 15, and telephone 011 41 22 799 0800; provided, however, that if any party shall have designated a different address by notice to the other parties given as provided above, then any subsequent notice shall be addressed to such party at the last address so designated.

(b)

Payments.  Whenever any payment of cash is to be made by the Maker to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Maker and sent via overnight courier service to such Person at such address as previously provided to the Maker in writing; provided that the Payee may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Maker with prior written notice setting out such request and the Payee’s wire transfer instructions.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

25.

Cancellation.  After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Maker for cancellation and shall not be reissued.

26.

Waiver of Notice.  To the extent permitted by law, the Maker hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

27.

Governing Law; Jurisdiction; Jury Trial.  This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to any conflicts of laws provisions thereof.  Each party hereby irrevocably submits to the personal jurisdiction of the United States District Court located in Clark County, Nevada, as well as of the courts of the State of Nevada in Henderson County, Nevada over any suit, action or proceeding arising out of or relating to this Agreement.  Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such mediation, arbitration, suit, action or proceeding brought in any such county and any claim that any such mediation, arbitration, suit, action or proceeding brought in such county has been brought in an inconvenient forum.  THE MAKER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY

.

28.

Certain Definitions.  For purposes of this Note, the following terms shall have the following meanings:

(a)

“Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Maker, pursuant to which the Maker’s securities may be issued to any employee, consultant, officer or director for services provided to the Maker.

(b)

“Average Market Price” means, for any given date, the lesser of (i) the arithmetic average of the Weighted Average Price of the Common Stock during the 20 consecutive Trading Day period ending on the third Trading Day immediately prior to such given date, and (ii) the arithmetic average of the Weighted Average Price of the Common Stock during the five consecutive Trading Day period commencing during the 20 th consecutive Trading Day period ending on the third Trading Day immediately prior to such given date provided, that all such determinations shall be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction that proportionately decreases or increases the Common Stock during such periods.

(c)

“Bloomberg” means Bloomberg Financial Markets.

(d)

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e)

“Calendar Month” means the period beginning on and including the first of each calendar month and ending on and including the last day of such calendar month.

(f)

“Change of Control” means any Fundamental Transaction other than (i) any reorganization, recapitalization or reclassification of the Common Stock in which holders of a majority of the Maker’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Maker.

(g)

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Maker and the Payee.  If the Maker and the Payee are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Paragraph 23.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(h)

“Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(i)

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(j)

“Convertible Securities” means any stock or securities (including Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(k)

“Eligible Market” means, the Principal Market, The New York Stock Exchange, Inc., the Nasdaq Capital Market, the Nasdaq Global Market or the American Stock Exchange.

(l)

“Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan up to a maximum of five percent (5%) of the outstanding Common Stock; (ii) upon conversion of, or in exchange for, this Note; and (iii) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Issuance Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Issuance Date.

(m)

“Financing Transaction” means that the Maker or any of its Subsidiaries engages in a debt, equity or any other financing or series of financing transactions...

(n)

“Fundamental Transaction” means that the Maker shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Maker is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Maker to another Person, or (iii) allow another Person or Persons to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Person or Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of either the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), (v) reorganize, recapitalize or reclassify its Common Stock or (vi) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Maker.

(o)

“GAAP” means United States generally accepted accounting principles, consistently applied.

(p)

“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, (viii) all obligations issued, undertaken or assumed as part of any financing facility with respect to accounts receivables of the Maker and its Subsidiaries, including, without limitation, any factoring arrangement of such accounts receivables and (ix) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (viii) above.

(q)

“Interest Rate” means 10 percent per annum..

(r)

“Issuance Date” means December 9, 2009.

(s)

“Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(t)

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(u)

“Payee” mean the holder of this Note representing at least a majority of the aggregate Principal amount of this Note then outstanding.

(v)

“Permitted Indebtedness” means (A) Indebtedness incurred by the Maker that is made expressly subordinate in right of payment and priority to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Payee and approved by the Payee in writing (which approval shall not be unreasonably delayed), and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until 91 days after the Maturity Date or later, and (2) total interest and fees at a rate in excess of the Interest Rate hereunder, (B) Indebtedness secured by Permitted Liens, (C) Indebtedness to trade creditors incurred in the ordinary course of business, and (D) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Maker or its Subsidiary, as the case may be.

(w)

“Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing the Maker’s obligations under this Note, (v) Liens (A) upon or in any equipment (as defined in the Security Agreement) acquired or held by the Maker or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (vi) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vii) leases or subleases and licenses and sublicenses hereafter granted to others in the ordinary course of the Maker’s business, not interfering in any material respect with the business of the Maker and its Subsidiaries taken as a whole, (viii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods; and (ix) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Paragraph 4(a)(ix).

(x)

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity  and a government or any department or agency thereof.

(y)

“Potential Partner Conditions” means at any time during the period commencing on the date of the consummation of any material transaction between the Maker and a Person and ending on the first anniversary of the Issuance Date, there shall be no disclosure that any executive officer of such Person has (i) exhibited dishonesty in the performance of his or her duties, which is materially and demonstrably injurious to the Maker; or (ii) been convicted of (x) a felony under the laws of the United States or any state thereof or (y) a misdemeanor involving moral turpitude, in each case, which is materially and demonstrably injurious to the Maker.

(z)

“Principal Market” means Over-the-Counter Bulletin Board.

(aa)

“Redemption Notices” means, collectively, the Event of Default Redemption Notices, Change of Control Redemption Notices, the Maker Redemption Notice, Financing Transaction Redemption Notice, and, each of the foregoing, individually, a Redemption Notice.

(bb)

“Redemption Prices” means, collectively, the Event of Default Redemption Price, Change of Control Redemption Price, and the Maker Redemption Amount, the Payee Optional Redemption Price and the Payee Partial Redemption Price and, each of the foregoing, individually, a Redemption Price.

(cc)

“SEC” means the United States Securities and Exchange Commission.

(dd)

“Successor Entity” means the Person, which may be the Maker, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(ee)

“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 p.m., New York Time).

(ff)

“Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(gg)

“Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.).  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Maker and the Payee.  If the Maker and the Payee are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Paragraph 23.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

29.

Disclosure. Upon receipt or delivery by the Maker of any notice in accordance with the terms of this Note, unless the Maker has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Maker or its Subsidiaries, the Maker shall within one Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise.  In the event that the Maker believes that a notice contains material, nonpublic information, relating to the Maker or its Subsidiaries, the Maker shall indicate to the Payee contemporaneously with delivery of such notice, and in the absence of any such indication, the Payee shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Maker or its Subsidiaries.

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of the Issuance Date set out above.

RIVAL TECHNOLOGIES, INC.

By:   /s/ Douglas B. Thomas

Douglas B. Thomas, Chief Executive Officer